Exhibit 10.7 - 1 - Updated January 2026 AKAMAI TECHNOLOGIES, INC. TSR-Based Restricted Stock Unit Agreement Granted Under the 2013 Stock Incentive Plan 1. Grant of Award. This Agreement evidences the grant by Akamai Technologies, Inc., a Delaware corporation (the “Company”), on <award_date> (the “Grant Date”) to you (the “Participant”) of restricted stock units of the Company (individually, an “RSU” and collectively, the “RSUs”), subject to the terms and conditions set forth in this Restricted Stock Unit Agreement, including any additional terms for the Participant’s country set forth in the appendix attached hereto (the “Appendix”) (together, the “Agreement”) and the 2013 Stock Incentive Plan and any sub-plan to the 2013 Stock Incentive Plan for the Participant’s country (together, as amended or amended and restated, the “Plan”). Each RSU represents the right to receive one share of the common stock, par value $.01 per share, of the Company (“Common Stock”) as provided in this Agreement. The target number of shares issuable is <shares_awarded> (the “Target Number of Shares”). The maximum number of shares issuable is 200% of the Target Number of Shares. The number of shares of Common Stock issuable upon vesting of the RSUs shall be calculated pursuant to the provisions of Schedule 1 and are referred to in this Agreement as “Shares.” Capitalized terms used but not defined in this Agreement shall have the meanings specified in the Plan. 2. Vesting; Forfeiture. (a) Subject to the terms and conditions of this Agreement including, without limitation, Section 2(b) below and Section 6 below, the number of Shares issuable pursuant to the calculation set forth in Schedule 1 to this Agreement, if any, shall vest on the date on which the Board of Directors of the Company, or a committee thereof (as applicable, the “Talent, Leadership & Compensation Committee”), certifies the Company’s financial performance for fiscal year 20__. Such date or any other date on which RSUs vest under this Agreement may be referred to herein as a “Vesting Date.” (b) Except as otherwise provided in Schedule 1, RSUs shall not continue to vest unless the Participant is and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company. For purposes of the Agreement, employment with the Company shall include employment with a parent, subsidiary, affiliate or division of the Company, subject to Section 8(g) of the Agreement. For the avoidance of doubt, employment during only a portion of the vesting period, and where the Participant’s employment has terminated prior to a Vesting Date, will not entitle the Participant to vest in a pro-rata portion of the RSUs, unless otherwise provided in this Agreement. 3. Distribution of Shares. (a) The Company will distribute to the Participant (or to the Participant’s estate in the event that his or her death occurs after a Vesting Date but before distribution of the corresponding Shares), the shares of Common Stock represented by RSUs that vested on such Vesting Date as soon as administratively practicable after each Vesting Date (each such date of distribution is hereinafter referred to as a “Settlement Date”) but in any event no later than the date that is two and one-half months following the applicable Vesting Date. (b) The Company shall not be obligated to issue to the Participant the Shares upon the vesting of any RSU (or otherwise) unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable

- 2 - Executive (January 2026) federal, state or local securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed. (c) Neither the Company nor the Participant shall have the right to accelerate or defer the delivery of any shares under this Agreement except to the extent specifically permitted under Section 409A of the Code. 4. Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein, except by will or the laws of descent and distribution. 5. Dividend and Other Shareholder Rights. Except as set forth in the Plan or the Akamai Technologies, Inc. U.S. Non-Qualified Deferred Compensation Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the RSUs granted hereunder until the Shares have been delivered to the Participant. 6. Provisions of the Plan; Change in Control Event. (a) This Agreement is subject to the provisions of the Plan, a copy of which is made available to the Participant with this Agreement. (b) [Reserved]. (c) Upon the occurrence of a Change in Control Event, provided that the Participant is employed by the Company as of the date of the Change in Control Event, then effective immediately prior to the occurrence of the Change in Control Event, the Participant shall be deemed to have earned the Target Number of Shares (the “Earned RSUs”). (d) Except as otherwise provided in the Akamai Technologies, Inc. Retirement Policy (the “Retirement Policy”), in the event that the parties to such Change in Control Event do not provide for the assumption, continuation or substitution of the Earned RSUs in connection with a Change in Control Event, 100% of the Earned RSUs shall become vested immediately prior to the Change in Control Event. For purposes of this Section 6(d), the Earned RSUs shall be considered assumed, continued or substituted if, following consummation of the Change in Control Event, the Earned RSUs confer the right to purchase or receive, for each Earned RSU, the consideration (whether cash, securities or other property) received as a result of the Change in Control Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Change in Control Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Change in Control Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the settlement of the Earned RSUs to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Change in Control Event.

- 3 - Executive (January 2026) (e) Except as otherwise provided in the Retirement Policy, in the event that the parties to such Change in Control Event provide for the assumption, continuation or substitution of the Earned RSUs in connection with a Change in Control Event, such Earned RSUs shall remain subject to time-based vesting and shall vest in full on December 31, 20__ subject to the Participant’s continued employment through such date; provided, however, in the event that the Participant’s employment is terminated by the acquiring or succeeding entity (or an affiliate thereof) for a reason other than Cause (as defined below) or by the Participant for Good Reason (as defined below), in either case within twelve (12) months after the Change in Control Event, 100% of the Earned RSUs shall become vested as of the date of the Participant’s termination of employment as determined in accordance with Section 8(l) below. “Cause” shall mean (i) any act or omission by the Participant that has a significant adverse effect on the Company’s (or the acquiring or succeeding company’s) business or on the Participant’s ability to perform services for the Company or the acquiring or succeeding company, including, without limitation, the commission of any crime (other than ordinary traffic violations), (ii) refusal or failure to perform assigned duties, serious misconduct, or excessive absenteeism, or (iii) refusal or failure to comply with the Company’s or the acquiring or succeeding entity’s Code of Business Ethics. “Good Reason” shall mean (i) a material reduction in the Participant’s compensation and benefits (including, without limitation, any bonus plan or indemnity agreement not agreed to in writing by the Participant), (ii) the assignment to the Participant of duties and/or responsibilities that are materially inconsistent with those associated with the Participant’s position, or (iii) a requirement, not agreed to in writing by the Participant, that the Participant relocate to, or perform his or her principal job functions at, an office that is more than twenty-five (25) miles from the office at which the Participant was previously performing his or her principal job functions. 7. Withholding Taxes. (a) The Participant acknowledges that, regardless of any action the Company or, if different, the parent, subsidiary, affiliate or division of the Company by which the Participant is employed (the “Employer”) takes with respect to any or all income tax, social insurance contributions, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant or deemed by the Company or the Employer, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or the Employer (“Tax-Related Items”), the ultimate liability for all Tax-Related Items legally due by him or her is and remains the Participant’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU award, including the grant, vesting or settlement of the RSUs, the subsequent sale of Shares delivered pursuant thereto and the receipt of cash or any dividends or dividend equivalents; and (2) do not commit to structure the terms of the award or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. (b) The Company and/or the Employer, or their respective agents, retain the discretion, and the Participant authorizes the Company and/or the Employer, or their respective agents, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; (ii) withholding from proceeds of the sale of Shares acquired upon vesting of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent); (iii) requiring the Participant to make a payment in a form acceptable to the Company; (iv) withholding in Shares to be issued upon settlement of the RSUs; or (v) any other method of withholding determined by the Company and to the extent required by applicable law or the Plan, approved by the Committee.

- 4 - Executive (January 2026) (c) The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates in the Participant’s jurisdiction(s), to the extent permitted by the Plan. In the event of over- withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or if not refunded, the Participant may seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax- Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. (d) Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations with respect to Tax-Related Items. (e) The Participant represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Common Stock. 8. Nature of Grant. In accepting the grant, the Participant acknowledges that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan; (b) the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past; (c) all decisions with respect to future restricted stock units, if any, will be at the sole discretion of the Company; (d) the grant of the RSUs and the Participant’s participation in the Plan will not create a right to further employment with the Company or the Employer, as applicable, and shall not interfere with the ability of the Company, the Employer or any parent, subsidiary or affiliate of the Company, as applicable, to terminate Participant’s employment relationship at any time; (e) the Participant is voluntarily participating in the Plan; (f) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation; (g) the RSUs and the Participant’s participation in the Plan will not be interpreted to form an employment agreement or relationship with the Company; (h) the future value of the Shares subject to the RSUs is unknown, indeterminable and cannot be predicted with certainty;

- 5 - Executive (January 2026) (i) unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any parent, subsidiary or affiliate of the Company; (j) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension, retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer; (k) no claim or entitlement to compensation or damages shall arise from (i) any forfeiture of the RSUs resulting from termination of the Participant’s employment relationship or from any diminution in value of the RSUs or Shares acquired upon settlement of the RSUs for any reason and/or (ii) forfeiture of the RSUs or recoupment of any Shares, cash or other benefits acquired pursuant to the RSUs resulting from the application of any recoupment or clawback policy of the Company, as it may be amended from time to time (whether such policy is adopted on or after the date of this Agreement) or any recoupment otherwise required by applicable laws, regulations or stock exchange listing standards; and (l) for purposes of the RSUs, the Participant’s employment relationship will be considered terminated as of the date he or she is no longer actively providing services to the Company, the Employer or any other parent, subsidiary or affiliate of the Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of his or her employment agreement, if any) and, except in the case of the Participant’s termination due to death or disability or Retirement (as provided in the Retirement Policy) as provided for in Schedule 1, the Participant’s right to vest in the RSUs under the Plan, if any, will terminate effective as of such date and will not be extended by any notice period (e.g., the period of the Participant’s employment service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or providing services or the terms of his or her employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of his or her RSUs (including whether the Participant may still be considered to be providing services while on a leave of absence). 9. Data Privacy Information and Consent. (a) Data Collection and Usage. The Company and the Employer collect, process and use certain personal information about the Participant, including, but not limited to, his or her name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all awards granted under the Plan or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for purposes of administering his or her participation in the Plan. The legal basis, where required, for the processing of Data is the Participant’s consent. (b) Stock Plan Administration Service Providers. The Company transfers Data to Charles Schwab & Co., Inc. and certain of its affiliates (“Charles Schwab”), which is assisting the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. The Participant may be asked to agree on separate terms and data

- 6 - Executive (January 2026) processing practices with Charles Schwab, with such agreement being a condition to the ability to participate in the Plan. (c) International Data Transfers. The Company, Charles Schwab and, as the case may be, other service providers of the Company are or might be based in the United States, which means that the Participant’s Data will have to be transferred to or otherwise processed in the United States. The Participant understands and acknowledges that the United States might apply laws not providing a level of protection of his or her Data equivalent to the level of protection in his or her country or jurisdiction. In the absence of appropriate safeguards, the processing of the Participant’s Data in the United States might not be subject to substantive data processing principles or supervision by data protection authorities. In addition, the Participant might not have enforceable rights regarding the processing of his or her Data. By signing or electronically agreeing to this Agreement, the Participant explicitly declares his or her consent to the Company receiving and transferring his or her Data onward to Charles Schwab and, as the case may be, other service providers without implementing appropriate safeguards. Where required, such processing of the Participant’s Data will be exclusively based on his or her consent. (d) Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This period may extend beyond the Participant’s period of employment with the Employer. When the Company or the Employer no longer need Data for any of the above purposes, they will cease processing it in this context and remove it from all of their systems used for such purposes to the fullest extent practicable. (e) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the consent, his or her salary from or employment with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant awards under the Plan or administer or maintain such awards. (f) Data Subject Rights. The Participant may have a number of rights under data privacy laws in his or her jurisdiction. Depending on where the Participant is based, such rights may include the right to (i) request access to or copies of Data processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in his or her jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Participant can contact his or her local human resources representative. (g) Other Legal Basis and Additional Consent. The Participant understands that the Company may rely on a different legal basis for the collection, processing or transfer of Data in the future and/or request the Participant to provide another data privacy consent. If applicable, upon request of the Participant or the Employer, he or she will provide a separate executed data privacy agreement (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from the Participant for the purpose of administering his or her participation in the Plan in compliance with the data privacy laws in his or her country, either now or in the future. The Participant understands and agrees that he or she will not be able to participate in the Plan, if he or she fails to provide any such agreement requested by the Company and/or the Employer. 10. Miscellaneous.

- 7 - Executive (January 2026) (a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the RSUs pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or receiving shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all. (b) No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or his or her acquisition or sale of the Shares subject to the RSUs. The Participant understands and agrees that he or she should consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan. (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law. (d) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company. (e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement. (f) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10(f). (g) Recoupment. As an additional condition of receiving this award of RSUs, the Participant agrees that the RSUs, whether vested or unvested, and/or the Shares, cash or other benefits acquired pursuant to the RSUs (and any proceeds therefrom) may be subject to recoupment to the extent required (i) under the Company’s clawback policies in effect as of the date of this Agreement, or to the extent adopted following the date of this Agreement, any similar policy applicable to circumstances where the Participant engages in misconduct, fraud, a violation of law or other similar circumstances, and, in each case, as they may be amended from time to time, or (ii) under applicable laws, regulations or stock exchange listing standards (collectively, the “Recoupment Policy”). In order to satisfy any recoupment obligation arising under the Recoupment Policy, among other things, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold any Shares or other amounts acquired pursuant to the RSUs to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s enforcement of the Recoupment Policy. No recovery of compensation as described in this section will be an event giving rise to the Participant’s right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, the Company or any parent, subsidiary, or affiliate and/or the Employer. (h) Language. The Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement, including the Appendix.

- 8 - Executive (January 2026) Furthermore, if the Participant has received this Agreement, or any other document related to the RSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control , unless otherwise required by applicable law. (i) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. (j) Entire Agreement; Conflicts and Interpretation. This Agreement, including any special terms and conditions set forth in the Appendix hereto for the Participant’s country, and the Plan, including any applicable sub-plan, constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Board of Directors (or a committee thereof) has the power, among other things, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. (k) Appendix. The RSUs shall be subject to any additional provisions set forth in the Appendix for the Participant’s country. If the Participant relocates to one of the countries included in the Appendix during the vesting period for the RSUs, the additional provisions for such country shall apply to the Participant, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement. (l) Imposition of Other Requirements. The Company reserves the right to impose other requirements on the RSUs and the Shares acquired upon vesting of the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. (m) Amendment. The Company may modify, amend or waive the terms of this Agreement prospectively or retroactively, but no such modification, amendment or waiver shall impair the rights of the Participant without his or her consent, except as required by applicable law, Nasdaq or stock exchange rules, tax rules or accounting rules. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors (or a committee thereof) of the Company. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party or any other participant of a provision of this Agreement. (n) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the U.S. State of Delaware, without regard to any applicable conflicts of laws. For purposes of litigating any dispute that arises under the grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the U.S. State of Delaware, agree that such litigation shall be conducted in the courts of Delaware, or the federal courts for the United States for the Third District, where this Agreement is made and/or to be performed. (o) Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.

- 9 - Executive (January 2026) (p) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs awarded under and participation in the Plan or future restricted stock units or other Awards that may be awarded under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. (q) Insider Trading/Market Abuse Laws. The Participant acknowledges that, depending on his or her or his or her broker’s country of residence or where the Shares are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell or attempt to sell Shares or rights to Shares (e.g., RSUs), either directly or indirectly, or rights linked to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by or determined under the laws in the applicable jurisdiction or the laws in his or her country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before he or she possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them to otherwise to buy or sell securities. Keep in mind third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, including those imposed under any applicable Company insider trading policy, and the Participant should consult with his or her own personal legal and financial advisors on this matter before taking any action related to the Plan. (r) Foreign Asset/Account Reporting, Exchange Control and Tax Requirements. The Participant acknowledges that there may be certain foreign asset and/or account reporting requirements and exchange controls which may affect his or her ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside his or her country. The Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. In addition, the Participant may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. The Participant acknowledges that it is his or her responsibility to comply with all such requirements, and that he or she should consult his or her personal legal and tax advisors, as applicable, to ensure his or her compliance. (s) Section 409A of the Code. This Agreement is intended to be exempt from, or comply with, Section 409A of the Code and shall be interpreted, operated and administered in accordance with that intent. The Board may modify the terms of this Agreement, the Plan or both, without the Participant’s consent, in the manner that the Board determines to be necessary or advisable in order to comply with Section 409A of the Code. The Company shall have no liability to the Participant, or any other party, if this Agreement is not so exempt or compliant.

- 10 - Executive (January 2026) IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written. Electronic acceptance of this Agreement pursuant to the Company’s instructions to Participant (including through an online acceptance process managed by the Company’s agent) is acceptable. By signing or electronically agreeing to this Agreement, the Participant explicitly declares his or her consent to the data processing operations described in Section 9 of this Agreement. This includes, without limitation, the transfer of his or her Data to, and the processing of such data by, the Company, Charles Schwab or, as the case may be, the Company's other third-party service providers in the United States. The Participant may withdraw his or her consent at any time, with future effect and for any or no reason as described in Section 9(e) above. AKAMAI TECHNOLOGIES, INC. By: Name: Frank T. Leighton Title: CEO _____________________________ <first_name> <last_name> Address: <address_1> <address_2> <city>, <state> <zip> <country>

- 11 - Executive (January 2026) AKAMAI CONFIDENTIAL SCHEDULE 1 VESTING CRITERIA FOR RSUs A. Calculation of Number of Shares Issuable B. Effect of Death or Disability of the Participant (1) If the Participant’s employment with the Company ceases or is terminated due to the Participant’s death or disability (within the meaning of Section 409A of the Code) prior to the end of the Performance Period, then a pro-rated portion of the Target Number of Shares shall vest based on the number of days into the Performance Period the date of such termination occurred and such RSUs shall be delivered to the Participant or the Participant’s estate within 30 days following such termination. (2) If the Participant’s employment with the Company ceases or is terminated due to the Participant’s death or disability (within the meaning of Section 409A of the Code) after the end of the Performance Period, then the actual number of RSUs that are eligible for vesting based on the Company’s actual performance shall vest and such RSUs shall be delivered to the Participant or the Participant’s estate within 30 days following such termination. (3) If the provisions of Sections 6(c)-(e) of the Agreement are triggered, such provisions shall take precedence over those set forth in this Paragraph B. C. Effect of Retirement of the Participant Notwithstanding anything to the contrary in any other Agreement between the Participant and the Company, in the event that the Participant’s employment with the Company ceases due to the Participant’s Retirement (as defined in the Retirement Policy), the RSUs and any other Awards held by the Participant shall be treated as set forth in the Retirement Policy, subject to the terms and conditions thereof.

- 12 - Executive (January 2026) APPENDIX AKAMAI TECHNOLOGIES, INC. TSR-Based Restricted Stock Unit Agreement Granted Under the 2013 Stock Incentive Plan COUNTRY-SPECIFIC TERMS AND CONDITIONS Terms and Conditions The Participant understands that this Appendix includes additional terms and conditions that govern the RSUs granted to him or her under the Plan if he or she works and/or resides in one of the countries listed below. If the Participant is a citizen or resident of a country other than the one in which he or she currently works and/or resides (or if he or she is considered as such for local law purposes), or if the Participant transfers employment and/or residence to another country after the RSUs have been granted, the Participant acknowledges and agrees that the Company, in its discretion, will determine the extent to which the terms and conditions herein will be applicable to the Participant. Notifications This Appendix also includes information regarding securities laws, exchange controls and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2026. Such laws are often complex and change frequently. As a result, the Company recommends that the Participant does not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Plan because the information included herein may be out of date at the time that the Participant acquire Shares upon vesting of the RSUs or subsequently sell such Shares. In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her individual situation. Finally, if the Participant is a citizen or resident of a country other than the one in which he or she currently works and/or resides (or if he or she is considered as such for local law purposes), or if the Participant transfers employment and/or residence to another country after RSUs have been granted, the information contained herein may not be applicable to the Participant in the same manner. INDIA Notifications Exchange Control Information. The Participant must repatriate the proceeds from the sale of Shares and any dividends received in relation to the Shares to India within such time as may be required under applicable regulations, unless an exemption applies. The Participant must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation. The Participant agrees to provide any information that may be required by the Company or the Employer to make any applicable filings under exchange control laws in India. It is the Participant’s responsibility to comply with applicable exchange

- 13 - Executive (January 2026) control laws in India and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws. ISRAEL Terms and Conditions Grant of Award & Schedule 1. The following provision supplements Section 1 of the Agreement and Schedule 1: The Target Number of Shares issuable pursuant to vested RSUs is stated in Section of the Agreement subject to adjustment as described in Schedule 1. The maximum number of shares issuable is 200% of the Target Number of Shares or <Award_User_Defined_5>. Confirmation of Section 102 Capital Gains Award Terms. The RSUs are intended to qualify for the favorable tax treatment in Israel available for grants under the capital gains track under Section 102(b)(2) and 102(b)(3) of the Income Tax Ordinance [New Version], 1961, including the provisions of the Income Tax Rules (Tax Benefits in Shares Issuance to Employees), 2003 (the “Ordinance”) (“Capital Gains Award”). Notwithstanding the foregoing, by accepting the RSUs, the Participant acknowledges that the Company cannot guarantee that the Capital Gains Award tax treatment will apply to the RSUs granted to the Participant. By accepting the RSUs, the Participant: (a) acknowledges receipt of and represents that the Participant has read and understands the Plan, the Israeli sub-plan adopted by the Company, the Beneficiary 102 Undertaking (“Undertaking”), if any, which is incorporated by reference and forms part of the Agreement and the Agreement; (b) accepts the RSUs subject to all of the terms and conditions of the Plan, the Israeli sub-plan, the Undertaking and the Agreement; and (c) agrees that the Shares issued upon vesting of the RSUs will be issued to and deposited with the Trustee (defined below) and shall be held in trust for the Participant’s benefit as required by the Ordinance, the Israeli sub-plan and any approval by the Israeli Tax Authority pursuant to the terms of the Ordinance, the Israeli sub-plan and the Trust Agreement between the Company and the trustee appointed by the Company, currently IBI Capital Compensation and Trusts (2004) Ltd. (the “Trustee”). Furthermore, by accepting the RSUs, the Participant confirms that he or she understands the terms and provisions of Section 102 of the Ordinance, particularly the capital gains track described in subsection (b)(2) and (b)(3) thereof, and agrees that he or she will not require the Trustee to release the Shares acquired upon vesting of the RSUs to him or her or sell the Shares to a third party, during the requisite “Holding Period” as determined under the Ordinance and set forth in the Israeli sub-plan, unless permitted to do so by the Ordinance or the Israeli sub-plan. Requirement to Return Signed Beneficiary 102 Undertaking. If the Participant has not already executed the Undertaking in connection with grants made under the Israeli sub-plan to the Plan and is requested to do so by the Employer or the Trustee, the Participant must print, sign and deliver a signed copy of the Undertaking to the Trustee within thirty (30) days of the Grant Date, or by such other date as may be determined by the Employer or the Trustee not to exceed ninety (90) days from the Grant Date. The Undertaking will be provided separately to the Participant by the Trustee. If the Undertaking is not returned within the timeframe specified, the RSUs may not qualify for favorable tax treatment. Notifications Securities Law Information. The grant of the RSUs under the Plan is being made pursuant to an exemption from the requirement to file and publish a prospectus in Israel regarding the Plan obtained from the Israeli

- 14 - Executive (January 2026) Securities Authority. Copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission will be sent to the Participant, at no charge, on written request being mailed to Investor Relations at Akamai Technologies, Inc. 145 Broadway, Cambridge, MA 02142, U.S.A. The telephone number at the executive offices is 1-617-444-3000. Alternatively, copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available by searching the Company’s filings on the following web site: http://www.sec.gov/edgar/searchedgar/companysearch.html. UNITED KINGDOM Terms and Conditions RSUs Payable Only in Shares. Notwithstanding Section 7(d)(1) of the Plan, the award of RSUs does not provide any right for the Participant to receive a cash payment and shall be paid in Shares only. Withholding Taxes. The following provisions supplement Section 7 of the Agreement: Without limitation to Section 7 of the Agreement, the Participant agrees that he or she is liable for all Tax- Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax–Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant's behalf. For the purposes of this Agreement, Tax-Related Items includes (without limitation) employment income tax and employee National Insurance contributions. Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of immediately foregoing provision will not apply. In this case, the amount of the income tax not collected within 90 days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) (including Employer NICs, as defined below) may be payable. The Participant understands that he or she will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any employee NICs due on this additional benefit, which may be recovered from the Participant by the Company or the Employer at any time thereafter by any of the means referred to in Section 7 of the Agreement. Joint Election. As a condition of participation in the Plan and the vesting of the RSUs, the Participant agrees to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with the RSUs and any event giving rise to Tax-Related Items (the “Employer NICs”). Without limitation to the foregoing, the Participant agrees to enter into an election between himself or herself and the Company or the Employer in the form approved by HMRC (the “Joint Election”) and any other consent or election required to accomplish the transfer of Employer NICs to the Participant. The Participant understands that the Joint Election applies to any RSUs granted to him or her under the Plan after the Participant enters into the Joint Election. The Participant further agrees to enter into any such other joint elections as may be required between him or her and any successor to the Company and/or the Employer. The Participant further agrees that the Company and/or the Employer may collect the Employer NICs from him or her by any of the means set forth in Section 7 of the Agreement. If the Participant does not enter into a Joint Election prior to vesting of the RSUs, he/she will not be entitled to vest in the RSUs unless and until he/she enters into a Joint Election and no Shares will be issued to the Participant under the Plan, without any liability to the Company and/or the Employer.

- 15 - Executive (January 2026) Cover Page to Election to Transfer Employer NICs (UK Participants Only) If you are liable for National Insurance contributions in the United Kingdom in connection with the grant of your awards, you are required to enter into an Election to transfer to you any liability for employer National Insurance contributions (“Employer NICs”) that may arise in connection with your awards. Clicking on the “ACCEPT” box indicates your acceptance of the Election. You should read the “Important Note on the Election to Transfer Employer NICs” before accepting the Election. Important Note on the Election to Transfer Employer NICs (UK Participants Only) As a condition of the vesting of restricted stock units (“RSUs”) granted to you under the Akamai Technologies, Inc. 2013 Stock Incentive Plan, you are required to enter into a joint election to transfer to you any liability for Employer NICs that may arise in connection with your RSUs (“Election”). By entering into the Election:  you agree that any Employer NICs liability that may arise in connection with your RSUs will be transferred to you;  you authorize your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, withholding in shares to be issued to you upon settlement of your RSUs or deductions from your salary or other payments due; and  you acknowledge that even if you have clicked on the “ACCEPT” box where indicated, the Company or your employer may still require you to sign a paper copy of this Election (or a substantially similar form) if the Company determines this is necessary to give effect to the Election. Please read the Election carefully before accepting the Election. Please print and keep a copy of the Election for your records.

- 16 - Executive (January 2026) AKAMAI TECHNOLOGIES, INC. 2013 STOCK INCENTIVE PLAN (UK Participants) Election To Transfer the Employer’s National Insurance Liability to the Employee This Election is between: A. The individual who has obtained authorised access to this Election (the “Employee”), who is employed by an employing company listed in the attached schedule (the “Employer”) and who is eligible to receive restricted stock units (“RSUs”) pursuant to the Akamai Technologies, Inc. 2013 Stock Incentive Plan (the “Plan”), and B. Akamai Technologies, Inc., 145 Broadway, Cambridge, Massachusetts 02142 U.S.A. (the “Company”), which may grant RSUs under the Plan and is entering into this Election on behalf of the Employer. 1. Introduction 1.1 This Election relates to all RSUs granted to the Employee under the Plan on or after the date the Plan was adopted up to the termination date of the Plan. 1.1 In this Joint Election the following words and phrases have the following meanings: (a) “Chargeable Event” means any event giving rise to Relevant Employment Income. (b) “ITEPA” means the Income Tax (Earnings and Pensions) Act 2003. (c) "Relevant Employment Income" from RSUs on which Employer's National Insurance Contributions becomes due is defined as: (i) an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events); (ii) an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or (iii) any gain that is treated as remuneration derived from the earner's employment by virtue of section 4(4)(a) SSCBA, including without limitation: (a) the acquisition of securities pursuant to the RSUs (within the meaning of section 477(3)(a) of ITEPA); (b) the assignment (if applicable) or release of the RSUs in return for consideration (within the meaning of section 477(3)(b) of ITEPA); (c) the receipt of a benefit in connection with the RSUs, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).

- 17 - Executive (January 2026) (d) “SSCBA” means the Social Security Contributions and Benefits Act 1992. 1.2 This Joint Election relates to employer’s secondary Class 1 National Insurance contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the RSUs pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA. 1.3 This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992. 1.4 This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value). 1.5 Any references to the Company and/or the Employer shall include that entity's successors in title and assigns as permitted in accordance with the terms of the Plan and the RSU Agreement pursuant to which the RSUs were granted. This Election will have effect in respect of the RSUs and any awards which replace or replaced the RSUs following their grant in circumstances where section 483 of ITEPA applies. 2. The Election The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that by signing the Joint Election (either in hard copy or electronically) or by accepting the RSU Agreement through the Company’s online acceptance procedures with the Company’s designated broker/third party administrator for the Plan, he or she will become personally liable for the Employer’s Liability covered by this Joint Election. This Joint Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA. 3. Payment of the Employer’s Liability 3.1 The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Chargeable Event: (i) by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or (ii) directly from the Employee by payment in cash or cleared funds; and/or (iii) by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive pursuant to the RSUs; and/or (iv) through any other method as set forth in the applicable RSU Agreement entered into between the Employee and the Company. 3.2 The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the RSUs until full payment of the Employer’s Liability is received.

- 18 - Executive (January 2026) 3.3 The Company agrees to procure the remittance by the Employer of the Employer’s Liability to Her Majesty’s Revenue & Customs (“HMRC”) on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days if payments are made electronically). 4. Duration of Election 4.1 The Employee and the Company agree to be bound by the terms of this Joint Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due. 4.2 This Election will continue in effect until the earliest of the following: (i) the Employee and the Company agree in writing that it should cease to have effect; (ii) on the date the Company serves written notice on the Employee terminating its effect; (iii) on the date HMRC withdraws approval of this Joint Election; or (iv) after due payment of the Employer’s Liability in respect of the Plan to which this Joint Election relates or could relate, such that the Election ceases to have effect in accordance with its terms. Acceptance by the Employee The Employee acknowledges that by signing the Joint Election below (either in hard copy or electronically) or by accepting the RSU Agreement through the Company’s online acceptance procedures with the Company’s designated broker/third party administrator for the Plan, the Employee agrees to be bound by the terms of this Joint Election. _____________________________ Signature _____________________________ Employee Name _____________________________ Date Acceptance by the Company The Company acknowledges that, by arranging for the scanned signature of an authorised representative to appear on this Joint Election, the Company agrees to be bound by the terms of this Joint Election. _____________________________ Signature for and on behalf of the Company _____________________________ Position

- 19 - Executive (January 2026) _____________________________ Date

- 20 - Executive (January 2026) SCHEDULE OF EMPLOYER COMPANIES The following are employer companies to which this Joint Election may apply: (1) Akamai Technologies Limited Registered Office: Company Registration Number: Corporation Tax Reference: PAYE Reference: